Exhibit 99.1 News August 14, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK to Participate in the Citi Midstream Infrastructure Conference TULSA, Okla. – Aug. 14, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the Citi One-on-One Master Limited Partnership/Midstream Infrastructure Conference Aug. 15-16, 2018, in Las Vegas, Nevada. Terry K. Spencer, ONEOK president and chief executive officer; Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs; Kevin L. Burdick, ONEOK executive vice president and chief operating officer; Sheridan C. Swords, ONEOK senior vice president, natural gas liquids; and Charles M. Kelley, ONEOK senior vice president, natural gas, will conduct a series of one-on-one meetings with investment- community representatives at the conference. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 5 a.m. Pacific Daylight Time (7 a.m. Central Daylight Time) on Aug. 15, 2018. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ###